Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--77, (New Jersey and New York Insured Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 Registration Statement No. 33-56167 of our opinion dated January 28, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 16, 2000